EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-274570) and Form F-3 (No. 333-276098) of our report dated April 11, 2024 relating to the consolidated financial statements of MicroAlgo Inc., appearing in this Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Singapore

April 11, 2024